EXHIBIT A

              ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION
              ------------------------------------------------

This Acquisition Agreement ("Agreement"), effective as of January 28, 2000, is made by and between Sacio, Inc. ("SI" or "BUYER"), the acquiring entity, on the one hand, and freesoftwareclub.com, Inc. ("FSC"), the entity being acquired, and all the shareholders of FSC (the "SELLERS" or "FSC Shareholder(s)"), as listed on attached Exhibit A, on the other hand.

                                 Recitals

WHEREAS, FSC has developed certain business plans, strategies, and strategic business relationships (the "FSC Business Plan"); and

WHEREAS, FSC and the SELLERS are desirous to merge FSC (the "Merger") with and into a company that is listed on the NASDAQ OTC Bulletin Board ("OTC-BB") and is established as a public reporting company with the United States Securities and Exchange Commission ("SEC") in a transaction meant to qualify as a "tax-free" reorganization under section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended; and,

WHEREAS, SI is a publicly traded company listed on the OTC-BB that has established itself as a reporting company with the SEC; and,

WHEREAS, SI is desirous of entering into a reverse merger with FSC in order to pursue the FSC Business Plan thus far established; and,

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and also to prescribed conditions to the Merger.

                                 Agreement

NOW, WHEREFORE, in consideration of the representations, warranties, agreements, and mutual covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1. EXCHANGE OF STOCK.

1.1 Number of Shares. Each FSC Shareholder agrees to transfer to SI at the Closing (defined below) the number of shares of common stock of FSC, $0.001 par value per share, shown opposite his name in Exhibit A in exchange for an aggregate of 13,158,000 shares of SI Common Stock (SI Shares), $0.001 par value, as provided in paragraph 1.5 below.
1.2 Exchange of Certificates. Each and every holder of an outstanding certificate or certificates theretofore representing shares of FSC common stock shall surrender such certificate(s) for cancellation to SI, and shall receive in exchange a certificate or certificates representing the number of full shares of SI Shares into which the shares of FSC common


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stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of FSC shares by the FSC Shareholder shall be effected by the delivery to SI at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank. The FSC Shares transferred herein shall represent all the issued and outstanding shares of FSC, including all warrants, options, stock rights and all other securities of FSC owned by the Shareholder, if any.
1.3 Fractional Shares. Fractional shares of SI Shares shall not be issued, but in lieu thereof SI shall round up fractional shares to the next highest whole number.
1.4 Further Assurances. At the Closing and from time to time thereafter, the Shareholder shall execute such additional instruments and take such other action as may be required to sell, transfer, and assign the transferred stock to SI and to confirm SI's title thereto.
1.5 Securities Exchanged. The securities of FSC owned by each FSC Shareholder, and the relative securities of SI for which they will be exchanged, are set out in Exhibit A.
1.6 Securities Outstanding After Closing. Immediately following the Closing, there will be issued and outstanding in SI, 16,447,500 common shares, par value $0.001. Officer, Director, and Affiliate (greater than 10% common shareholders) shareholdings of SI at Closing will be as follows: Richard Miles 3,150,000 shares; John Collins 2,763,180 shares; Rene Pardo 4,934,250 shares; EMJ Data Systems 1,315,800 shares.

2.  EXCHANGE OF OTHER SECURITIES.

2.1 There are no outstanding warrants, options, stock rights, or other securities of FSC that are subject to exchange.

3. CLOSING.

3.1 The Closing contemplated herein shall be held on or before February 23, 2000 at the offices of FSC at 600 Bancroft Way, Berkeley, CA 94710, unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.
3.2 Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.



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3.3 The Merger.  Subject to the terms and conditions of this Agreement, upon the Close FSC shall be merged with and into SI in accordance with the General Corporate Law of the State of Delaware, whereupon the separate existence of FSC shall cease and SI shall continue as the surviving corporation.
3.4 Filings. Upon the Close, SI will file, or caused to be filed, articles of merger and make and cause to be made all other filings or recordings required by Delaware Law in connection with the Merger with the Secretary of State of Delaware, which articles of merger and other filings and recordings shall be in the form required by and executed in accordance with the applicable provisions of Delaware Law. The Merger shall become effective at the time the articles of merger for such Merger are duly filed with the Secretary of State of Delaware or at such later time as may be designated in the articles of merger.
3.5 Directors and Officers. From and after the Closing, until successors are duly elected or appointed and qualified in accordance with applicable law, Richard Miles, John Collins, and Rene Pardo will shall be the directors of the Surviving Corporation and John Collins shall be the President and Richard Miles shall be Secretary and Treasurer of the Surviving Corporation.

4. UNEXCHANGED CERTIFICATES.

Until surrendered, each outstanding certificate that prior to the Closing represented FSC common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of SI common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of FSC common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

5. REPRESENTATIONS AND WARRANTIES OF FSC.

FSC represents and warrants the following:
5.1 Corporate Status. FSC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.
5.2 Capitalization. The authorized capital stock of FSC consists of 25,000,000 shares of common stock, $0.001 par value, of which 10,000,000 shares are issued and outstanding, all duly authorized, validly issued, fully paid and non-assessable. FSC has not issued or granted, or agreed to issue or grant, any warrants, options, stock rights or other securities.
5.3 Subsidiaries. FSC has no subsidiaries.
5.4 Financial Statements. All financial statements of FSC from its inception to and including the close as of December 31,1999, and including audited financial statements if available, were furnished to SI and such statements accurately and fairly present the financial position of FSC as


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

of the respective dates of such financial statements, and the results of its operations for the respective periods indicated computed on the basis used for filing FSC's federal tax returns, consistently applied. FSC will deliver to SI, within 30 days following the Closing, unaudited financial statements for the period from inception through December 31, 1999.
5.5 Undisclosed Liabilities. FSC has no liabilities of any nature, except to the extent indicated on Exhibit C, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due.
5.6 Litigation. There is no litigation or proceeding pending, or to FSC's knowledge threatened, against or relating to FSC, its properties or business.
5.7 Contracts. FSC is not a party to any material contracts other than those listed on Exhibit B.
5.8 No Violation. Execution of this Agreement and performance by FSC hereunder will have been duly authorized by all requisite corporate action on the part of FSC, and this Agreement constitutes a valid and binding obligation of FSC, performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of FSC is subject or by which FSC is bound.
5.9 Taxes. FSC has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. FSC has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of FSC and are reflected in the financial statements furnished hereto.
5.10 Corporate Authority. FSC has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.
5.11 Access to Records. From the date of this Agreement to the Closing, FSC will (1) give to SI and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that SI may inspect and audit them and (2) furnish such information concerning FSC's properties and affairs as SI may reasonably request.
5.12 Confidentiality. Until the Closing (and permanently if there is no Closing), FSC and the Shareholder will keep confidential any information which they obtain from SI concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, FSC and the Shareholder will return to SI all written matter with respect to SI obtained by them in connection with the negotiation or consummation of this Agreement.



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

6. REPRESENTATIONS AND WARRANTIES OF THE FSC SHAREHOLDERS.

The FSC Shareholders, represent and warrant as follows:
6.1 Title to Shares. Each Shareholder is the owner, free and clear of any liens and encumbrances, of the number of FSC shares which are listed in Exhibit A and which he has contracted to exchange and which together represent all the issued and outstanding shares of FSC.
6.2 Litigation. There is no litigation or proceeding pending, or to the Shareholder's knowledge threatened, against or relating to shares of FSC held by the Shareholder.
6.3 No Approval. The FSC Shareholders understand that the shares to be received from SI have not been approved or disapproved by the SEC or any state securities agencies.
6.4 Investment Intent. FSC Shareholders are acquiring the SI common shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of the Securities Act, the Exchange Act, or any other applicable state securities acts.
6.5 Speculative Nature. FSC Shareholders understand the speculative nature and risks associated with SI and confirm that SI Common Shares are suitable and consistent with his or her investment program and that his or her financial position enables him or her to bear the risks of this investment and that there may not be any public market for SI's Common Stock.
6.6 Information. FSC Shareholders have been provided with all the information requested of SI and with all information needed by them to make an informed decision with respect to the SI Common Shares.

7. REPRESENTATIONS AND WARRANTIES OF SI.

SI represents and warrants as follows:
7.1 Corporate Status. SI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.
7.2 Capitalization. The authorized capital stock of SI consists of 20,000,000 shares of common stock, $0.001 par value per share, of which 3,289,500 shares are issued and outstanding, all fully paid and non-assessable.
7.3 Subsidiaries. SI has no subsidiaries.
7.4 Public Company. SI filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, a registration statement on Form 10-SB on March 31, 1999 and received clearance from the SEC on its FORM 10SB on or about August 23, 1999, voluntarily registering its common stock for public reporting.
7.5 Public Filings. SI has timely filed all reports required to be filed by it under Section 13 of the Securities Exchange Act of 1934, and current management will timely file the Form 10QSB for December 31, 1999 on behalf of SI.

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

7.6 Financial Statements. The unaudited financial statements of SI as of September 30, 1999, or such other period as are acceptable to FSC ("SI's Financial Statements") and furnished to FSC are correct and fairly present the financial condition of SI as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied. SI will deliver to FSC within 30 days following the Closing unaudited financial statements for the period through December 31, 1999.
7.7 Undisclosed Liabilities. SI had no liabilities of any nature except to the extent reflected or reserved against in SI's Financial Statements, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and SI's accounts receivable, if any, are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in SI's Financial Statements.
7.8 Absence of Material Changes. Between the date of SI's Financial Statements and the date of this Agreement, there have not been, except as set forth in a list certified by the president of SI and delivered to FSC,
(1) any changes in SI's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse; (2) any damage, destruction, or loss of or to SI's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of SI's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock; or
(4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees.
7.9 Litigation. There is no litigation or proceeding pending, or to SI's knowledge threatened, against or relating to SI, its properties or business, except as set forth in a list certified by the president of SI and delivered to FSC.
7.10 Contracts. SI is not a party to any material contract other than those listed on Exhibit D attached hereto.
7.11 No Violation. Execution of this Agreement and performance by SI hereunder has been, or will be by Closing, duly authorized by all requisite corporate action on the part of SI, and this Agreement constitutes a valid and binding obligation of SI, performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of SI is subject or by which SI is bound.
7.12 Taxes. SI has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. SI has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of SI and are reflected in the financial statements furnished hereto.



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

7.13 Title to Property. SI has good and marketable title to all properties and assets, real and personal, reflected in SI's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and SI's properties and assets are Subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.
7.14 Corporate Authority. SI has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.
7.15 Confidentiality. Until the Closing (and permanently if there is no Closing), SI and its representatives will keep confidential any information which they obtain from FSC concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, SI will return to FSC all written matter with respect to FSC obtained by it in connection with the negotiation or consummation of this Agreement.
7.16 Investment Intent. SI is acquiring the FSC shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and SI has no commitment or present intention to liquidate FSC or to sell or otherwise dispose of its stock.
7.17 No Approval and Access to Information. SI understands that the shares to be received from FSC Shareholders have not been registered with or reviewed and approved or disapproved by the SEC or any state securities agencies, and no federal or state securities law administrator has reviewed or approved any disclosure or other material concerning FSC or FSC Common Shares. Buyer has been provided with and reviewed all information concerning FSC and the FSC Common Shares as it has deemed necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the FSC Common
Shares.

8. CONDUCT PENDING THE CLOSING.

SI, FSC and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:
8.1 No change will be made in the charter documents, by-laws, or other corporate documents of SI or FSC unless the party making any such change notifies the other in writing.
8.2 No FSC Shareholder will transfer, assign, hypothecate, lien, or otherwise dispose or encumber the FSC shares of common stock owned by him.

9. CONDITIONS PRECEDENT TO OBLIGATION OF FSC AND THE SHAREHOLDERS.

FSC's and the FSC Shareholders' obligation to consummate this exchange shall be Subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by FSC or the Shareholders as appropriate:


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9.1 SI's Representations and Warranties. The representations and warranties of SI set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.
9.2 SI's Covenants. SI shall have performed all covenants required to be performed by it on or before the Closing by this Agreement.
9.3 Board of Director Approval. This Agreement shall have been approved by the board of directors of SI.
9.4.Regulatory Approvals. SI shall have received all Federal and state regulatory approvals required of them to complete the transactions contemplated by this Agreement.
9.5 Supporting Documents of SI. SI shall have delivered to FSC and the Shareholder supporting documents in form and substance reasonably satisfactory to FSC and the Shareholders, to the effect that: (a) SI is a corporation duly organized, validly existing, and in good standing; (b)
SI's authorized capital stock is as set forth herein; (c) Certified copies of the resolutions of the board of directors of SI authorizing the execution of this Agreement and the consummation hereof; (d) Secretary's certificate of incumbency of the officers and directors of SI; (e) SI's Financial Statement and unaudited financial statement to close of most recent fiscal quarter; and (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.
9.6 Shareholder Approval of Merger and Directors. This Acquisition Agreement and Plan of Reorganization, including the election of the new Directors designated in paragraph 3.5, shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of SI Common Shares entitled to vote thereon based on a properly prepared proxy statement.
9.7 Resignation Officers and Directors/Cancel Shares. The officers and directors of SI shall have resigned any and all their positions as officers, directors, and employees of SI and cancelled all SI shares held by such officers and directors.
9.8 Shareholder Approval of Name Change and Increase in Authorized Shares.
A majority of the Shareholders of SI will have elected to (1) change the name of SI to freesoftwareclub.com, Inc. and (2) increase the number authorized shares of SI, par value $0.001, to 100,000,000 shares.

10 CONDITIONS PRECEDENT TO OBLIGATION OF SI.

SI's obligation to consummate this merger shall be Subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by SI:
10.1 FSC's and the Shareholder's Representations and Warranties. The representations and warranties of FSC and the Shareholder set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.
10.2 FSC's and the Shareholder's Covenants. FSC and the Shareholder shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

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10.3 Board of Director Approval. This Agreement shall have been approved by the board of directors of FSC
10.4 Shareholder Execution. This Agreement shall have been executed by all of the shareholders of FSC.
10.5 Supporting Documents of FSC. FSC shall have delivered to SI supporting documents in form and Substance reasonably satisfactory to SI to the effect that: (a) FSC is a corporation duly organized, validly existing, and in good standing; (b) FSC's capital stock is as set forth herein; (c) Certified copies of the resolutions of the board of directors of FSC authorizing the execution of this Agreement and the consummation hereof;
(d) Secretary's certificate of incumbency of the officers and directors of FSC; (e) All financial statements of FSC from its inception to and including the close of the most recent fiscal quarter, including audited financial statements if available; and (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.
10.6. Regulatory Approvals. FSC shall have received all Federal and state regulatory approvals required of them to complete the transactions contemplated by this Agreement.

11 INDEMNIFICATION.

11.1 Indemnification of SI. FSC agrees to indemnify SI against any loss, damage, or expense (including reasonable attorney fees) suffered by SI from (1) any breach by FSC or the Shareholder of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties, or covenants by FSC or the Shareholders herein; provided, however, that (a)
SI shall be entitled to assert rights of indemnification hereunder only if and to the extent that it suffers losses, damages, and expenses (including reasonable attorney fees) exceeding $50,000 in the aggregate and (b) SI shall give notice of any claims hereunder within twelve months beginning on the date of the Closing. No loss, damage, or expense shall be deemed to have been sustained by SI to the extent of insurance proceeds paid to, or tax benefits realizable by, SI as a result of the event giving rise to such right to indemnification.
11.2 Indemnification of FSC and the Shareholders. SI agrees to indemnify FSC and the Shareholders against any loss, damage, or expense (including reasonable attorney fees) suffered by FSC or by the Shareholder from (1) any breach by SI of this Agreement or (2) any inaccuracy in or breach of any of SI's representations, warranties, or covenants herein.
11.3 Defense of Claims. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim that has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. As long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.
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

12 TERMINATION.

This Agreement may be terminated: (1) by mutual consent in writing; or (2) by FSC, the Shareholder or SI if there has been a material misrepresentation or material breach of any warranty or covenant by any other party.

13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

Subject to Paragraph 11 hereof, the representations and warranties of FSC, the Shareholders and SI set out herein shall survive the Closing.

14 ARBITRATION SCOPE.

The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association. SITUS. The situs of arbitration shall be chosen by the party against whom arbitration is sought, provided only that arbitration shall be held at a place in the reasonable vicinity of such party's place of business or primary residence and shall be within the United States. The situs of counterclaims will be the same as the situs of the original arbitration. Any disputes concerning situs will be decided by the American Arbitration Association. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of California, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. Any dispute as to the applicable law shall be decided by the arbitrator. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters that are the Subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law. The prevailing party in any such arbitration shall be entitled to the payment by the losing party of its reasonable costs and attorneys' fees. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall


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be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

15 SECTION 1377(A) ELECTION.

SI and FSC agree to cause FSC to close its books and to file such elections and consents where and if necessary as of the Closing to close the books of FSC on the date of Closing pursuant to an election under
Section 1377(a) of the Internal Revenue Code of 1986, as amended, and to execute and deliver any and all forms necessary in connection with such election and consent.

16 GENERAL PROVISIONS.

16.1 Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.
16.2 Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.
16.3 Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.
16.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows: If to SI, to: Nancy Davis, Sacio, Inc., 8320 O'Connell Road, El Cajon, CA 92021. If to FSC, to Richard Miles, freesoftwareclub.com 600 Bancroft Way, Berkeley, CA 94710.
16.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.
16.6 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.
16.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

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16.8 Effective Date. The effective date of this Agreement shall be January
28, 2000.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the effective date stated above.

SI                                        FSC

By:/s/ Nancy Davis                        By:/s/ Richard Miles
   --------------------------                -------------------------
   Nancy Davis, President                    Richard Miles, President


                                          FSC Shareholders

                                          /s/ Richard Miles
                                          -----------------
                                          Richard Miles

                                          /s/ John Collins
                                          ----------------
                                          John Collins

                                          /s/ Rene Pardo
                                          --------------
                                          Rene Pardo

                                          /s/ Jim Astill
                                          --------------
                                          EMJ Data Systems (By: Jim Astill)

List of Exhibits:

A. List of FSC Shareholders, FSC Common Shares owned, and SI Common Shares to be Exchanged
B. List of all Material Contracts of FSC
C. List of all Material Liabilities of FSC
D. List of Material Contracts of SI